Exhibit 99.2

Claros, Inc.

Amendment to 2024 Equity Incentive Plan

A.      CLAROS, INC., a corporation organized under the laws of the State of Delaware (the “Company”) previously established the Company’s 2024 Equity Incentive Plan (the “Plan”);

B.       The Plan currently provides for 6,499,800 shares of the Company’s Common Stock (“Common Stock”) to be reserved for issuance under the Plan; and

C.       The Company now wishes to amend the Plan to increase the number of shares of Common Stock reserved under the Plan and to modify Section 3(a)(i) of the Plan.

NOW THEREFORE, effective immediately, the Plan is amended as follows:

1.       The reference in Section 3(a)(i) to “6,499,800” is amended to reference “6,813,060.”

2.       In all other respects the Plan remains the same.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of October 31, 2025.

CLAROS, INC.

By:	/s/ Denpol Kultran
Denpol Kultran
Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO 2024 EQUITY INCENTIVE PLAN]